Exhibit 99.1

February 28, 2017
MACOM Announces Launch of $590 Million Repricing of Existing Term Loan B

LOWELL, Mass., February 28, 2017 - MACOM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high-performance RF, microwave, millimeterwave and lightwave semiconductor products, today announced the launch of a repricing of MACOM’s existing $590 million Term Loan B. The existing term loan is currently priced at LIBOR plus 3.75%. A lender call has been scheduled for 1:00PM EST on February 28, 2017.
In connection with this repricing, MACOM is disclosing Pro Forma GAAP Loss from Operations of $9.1 million and Non-GAAP Pro Forma Credit Agreement EBITDA of $232.3 million for its last four completed fiscal quarters ending December 30, 2016. Non-GAAP Pro Forma Credit Agreement EBITDA is an adjusted EBITDA measure calculated pursuant to MACOM’s credit agreement, and includes additional adjustments as compared to the adjusted EBITDA MACOM typically presents on a quarterly basis, and includes the pro forma impact of MACOM’s recent acquisition of Applied Micro Circuits Corporation (“AppliedMicro”). See the reconciliation of GAAP to Non-GAAP results at the end of this release for more information.
Goldman Sachs Bank USA is acting as Administrative Agent. Additional details in connection to the repricing can be found in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission today at www.sec.gov.
About MACOM
MACOM is a new breed of analog semiconductor company - one that delivers a unique combination of high growth, diversification and high profitability. We are enabling a better-connected and safer world by delivering breakthrough semiconductor technologies for optical, wireless and satellite networks that satisfy society’s insatiable demand for information.
Today, MACOM powers the infrastructure that millions of lives and livelihoods depend on every minute to communicate, transact business, travel, stay informed and be entertained.  Our technology increases the speed and coverage of the mobile Internet and enables fiber optic networks to carry previously unimaginable volumes of traffic to businesses, homes and data centers.
Keeping us all safe, MACOM technology enables next-generation radars for air traffic control and weather forecasting, as well as mission success on the modern networked battlefield.
MACOM is the partner of choice to the world’s leading communications infrastructure and aerospace and defense companies, helping solve their most complex challenges in areas including network capacity, signal coverage, energy efficiency, and field reliability, through its best-in-class team and broad portfolio of RF, microwave, millimeterwave and lightwave semiconductor products.
MACOM is a pillar of the semiconductor industry, thriving for more than 60 years of daring to change the world for the better through bold technological strokes that deliver true competitive advantage to customers and superior value to investors.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.
MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.
For more information about MACOM, please visit www.macom.com follow @MACOMtweets on Twitter, join MACOM on LinkedIn, or visit the MACOM YouTube Channel.
Special Note Regarding Forward-Looking Statements
This press release and our commentary in our conference call held today each contain forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning the anticipated launch of a repricing of the Company’s existing Term Loan B. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including the potential that the expected benefits from the AppliedMicro acquisition or related divistiture activity will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; delays in or inability to engage with potential buyers of the Compute business or complete any of the anticipated divestiture and restructuring activities following the AppliedMicro acquisition; disruption or disputes with buyers, employees, customers, suppliers or licensors arising from the AppliedMicro acquisition or related divestiture activity; disruption from the AppliedMicro acquisition making it more difficult to maintain business, contractual and operational relationships; negative effects of this press release or the consummation of the AppliedMicro acquisition on the market price of MACOM’s common stock and on MACOM’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the AppliedMicro acquisition or otherwise; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development and product qualification, including our ability to sustain and increase the rate of growth in revenues for our products; and competitive developments, as well as those factors described in “Risk Factors” in MACOM’s filings with the U.S. Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended December 30, 2016 filed on February 1, 2017 and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on November 17, 2016 and available at www.sec.gov. We caution the reader to carefully consider such factors. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as Pro Forma Adjusted EBITDA, Adjusted Income from Operations and Pro Forma credit agreement EBITDA. This non-GAAP information, as calculated pursuant to our credit agreement, excludes the effect, where applicable, of discontinued operations, intangible amortization expense, share-based compensation costs, impairment and restructuring charges, changes in common stock warrant liability, financing and litigation costs, acquisition and integration related costs, other costs and the tax effect of each adjustment. This non-GAAP information, as calculated pursuant to our credit agreement, includes consulting agreement related income associated with the Automotive divestiture.
Management believes that these excluded items are not reflective of our underlying performance. Management uses Pro Forma Adjusted EBITDA, Adjusted Income from Operations and Pro Forma credit agreement EBITDA to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. The exclusion of these and other similar items from our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. This non-GAAP financial information is provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our Non-GAAP financial measures are summarized below:
Amortization Expense - is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. The expense is not considered by management in making operating decisions, and the expense is non-cash.
Share-Based and Non-cash Compensation Expense - includes share based compensation including awards that are equity and liability classified on our balance sheet as well as non-cash compensation expense primarily associated with amounts due to employees of an acquired business that were placed in escrow at the time of the acquisition and amortized as expense over a 2-year period. Share Based Compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies due to factors that can be outside of their control. Share-based and Non-Cash Compensation Expense amounts are not considered by management in making operating decisions.
Impairment Charges - includes expenses associated with our strategic decision to exit a product line and end programs with a license and technology transfer as well as certain related fixed assets and inventory. We believe these charges are one-time in nature and are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Restructuring Charges - includes amounts primarily associated with approved plans to reduce staffing and manufacturing or administrative footprints. We believe these amounts are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Litigation Costs - includes gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes and legal matters. We exclude these gains and losses because they are not considered by management in making operating decisions. We believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.
Acquisition and Integration Related Costs - includes such items as professional fees incurred in connection with pre-acquisition and integration specific activities, post-acquisition employee retention amounts, contingent consideration adjustments, severance and other amounts accrued or paid to terminated employees of acquired businesses, costs including salaries incurred which are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the integration period and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.

Discontinued Operations excluding consulting income - includes the profit and loss amounts of discontinued operations, with the exception of consulting income associated with a consulting agreement we entered into at the time of our Automotive business divestiture. We believe excluding gains and losses associated with historically divested businesses from our net income provides management with a comparable basis to our current ongoing operating activities. We do not exclude the consulting agreement income classified as discontinued operations because management views this income as part of our ongoing operations and correlated with future operations.
Other - historical amounts primarily include transaction expenses incurred as part of our Credit Agreement Amendment in the fourth fiscal quarter of 2016. We believe these amounts are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Adjusted EBITDA - is a calculation that adds depreciation expense and consulting agreement income to our Adjusted Non-GAAP Income from Operations. Adjusted EBITDA is a measure that management reviews and utilizes for operational analysis purposes. We believe competitors and others in the financial industry utilize this Non-GAAP measure for analysis purposes.
Credit Agreement Adjustments - are amounts which under our credit agreement we are required and or permitted to adjust in arriving at our consolidated trailing twelve months EBITDA including certain share-based compensation amounts and certain estimated run rate savings and synergies associated with acquisitions.
Reconciliation of GAAP to Non-GAAP results:

	Trailing Twelve Months Ended December 30, 2016
(in millions)	MACOM	AppliedMicro	Proforma Combined

Income (loss) from operations - GAAP	$23.6	($32.8)	($9.1)
Amortization expense	51.1	—	51.1
Share-based and non-cash compensation	35.1	28.2	63.3
Impairment and restructuring charges	18.3	(0.1)	18.3
Litigation costs	2.4	—	2.4
Acquisition and integration related costs	15.5	4.7	20.2
Other	0.6	—	0.6
Adjusted income from operations (Non GAAP)	146.6	0.1	146.7
Depreciation expense	20.3	6.2	26.6
Consulting income	7.4	—	7.4
Adjusted EBITDA (NonGAAP)	174.4	6.3	180.7
Credit agreement adjustments	(5.0)	56.7	51.7
Pro Forma credit agreement EBITDA (Non GAAP)	$169.4	$63.0	$232.3

Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti, 978-656-2977
Vice President of IR
E: stephen.ferranti@macom.com
or
Investor Relations Contacts:
Shelton Group
Leanne K. Sievers, 949-224-3874
President
or
Brett L. Perry, 214-272-0070
Vice President
E: sheltonir@sheltongroup.com